Exhibit 3.21

BYLAWS

OF

BIOPHARM (USA) INC.

ARTICLE I – OFFICES

Section 1 – Registered Office:

The Corporation shall have a registered office in the State of Delaware as required by law.

Section 2 – Other Offices:

The Corporation may also have offices at such other places either within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II – MEETINGS OF STOCKHOLDERS

Section 1 – Annual Meeting:

The annual meeting of the stockholders shall be held on the last Thursday in January of each year or, if such day is a legal holiday, then on the next business day following, at such time as the Board of Directors may fix, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting, for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 2 – Special Meetings:

Special meetings of the stockholders may be called at any time by the Board of Directors or by the President and shall be called by the President or the Secretary at the written request of stockholders owning a majority of the entire capital stock then issued and outstanding and entitled to vote, or as otherwise required by law. Such request by stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 3 – Place of Meetings:

Meetings of stockholders for the election of directors shall be held at such place either within or without the State of Delaware as may from time to time be designated by the Board of Directors and stated in the notice of meeting. Meetings of stockholders for any other purpose may be held at such place either within or without the State of Delaware as shall be stated in the notice of meeting.

Section 4 – Notice of Meetings:

(a) Except as otherwise provided by statute, written notice of each meeting of stockholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If mailed, such notice shall be directed to each such stockholder at his address, as it appears on the records of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, or to any stockholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.

Section 5 – Quorum:

(a) Except as otherwise provided herein, or by statute, or in the Certificate of Incorporation (such Certificate and any amendments thereto being hereinafter collectively referred to as the “Certificate of Incorporation”), at all meetings of stockholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of stockholders of record holding a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of business. The withdrawal of any stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority of the total number of shares of that class then issued and outstanding and entitled to vote.

(c) Despite the absence of a quorum at any annual or special meeting of stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called if a quorum had been present. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6 – Voting:

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of stockholders, any corporate action to be taken by vote of the stockholders, other than the election of directors, shall be authorized by the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote thereon.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

(c) Each stockholder entitled to vote at a meeting or to express consent or dissent without a meeting may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of three years from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents may be executed in one or more counterparts and not every stockholder need sign the same counterpart. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III – BOARD OF DIRECTORS

Section 1 – Number, Election and Term of Office:

(a) The Board of Directors of the Corporation shall consist of not less than one director, none of whom need be a stockholder. The Board of Directors shall initially be composed of two (2) directors. The entire number of directors for the ensuing year shall be determined by resolution of the Board of Directors, but if the number is not so fixed, the number shall remain as it stood immediately prior to such meeting.

(b) Except as may otherwise be provided herein or in the Certificate of Incorporation, the members of the Board of Directors of the Corporation shall be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote in the election.

(c) Each director shall hold office until the annual meeting of the stockholders next succeeding his election and until his successor is duly elected and qualified, or until his prior death, resignation or removal.

Section 2 – Duties and Powers:

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the stockholders.

Section 3 – Annual and Regular Meetings; Notice:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the stockholders, at the place of such annual meeting of stockholders.

(b) Regular meetings of the Board of Directors may be held without notice at such time and at such a place as shall from time to time be determined by the Board.

(c) Notice of any regular meeting of the Board of Directors need not be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limit, and in the manner set forth in paragraph (b), Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 – Special Meetings; Notice:

(a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telex, telecopier, telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice or waiver of notice need not specify the purpose of the meeting.

(c) Notice of any special meeting need not be given to any director who shall attend such meeting without protesting prior thereto or at its commencement the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 – Chairman:

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the directors shall preside.

Section 6 – Quorum and Adjournments:

(a) Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, at all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 7 – Manner of Acting:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Certificate of Incorporation, or by these Bylaws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all of the directors and such written consent is filed with the records of the meetings of the directors. Such a consent shall be treated as a vote at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every director need sign the same counterpart.

Section 8 – Vacancies:

If any vacancy shall occur among the directors or if the number of directors shall at any time be increased, the directors then in office, although less than a quorum, by a majority vote may fill the vacancies or newly-created directorships, or any such vacancies or newly-created directorships may be filled by the stockholders at any meeting called for that purpose.

Section 9 – Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10 – Removal:

The holders of record of the capital stock of the Corporation entitled to vote for the election of directors may in their discretion at any meeting duly called for the purpose, by a majority vote, remove any director or directors with or without cause and elect a new director or directors in place thereof. A director may be removed for cause by action of the Board of Directors.

Section 11 – Compensation:

The Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof or a stated salary as director; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12 – Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board. The notice provisions contained herein with respect to meetings of the Board of Directors shall apply to meetings of each committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Section 13 – Telephone Meetings:

Members of the Board of Directors and members of any committee designated by the Board may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting in such manner shall constitute presence in person at such meeting.

ARTICLE IV – OFFICERS

Section 1 – Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a President, a Vice-President, a Secretary, a Treasurer and such other officers, including additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers, as the Board of Directors may from time to time deem advisable. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of stockholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his prior death, resignation or removal.

Section 2 – Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 – Removal:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4 – Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5 – Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these Bylaws, or may from time to time be specifically conferred or imposed by the Board of Directors.

Section 6 – President:

Subject to the directions of the Board of Directors, the President shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of the President of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors. The President shall be a member of the Board of Directors and shall preside at its meetings.

Section 7 – Executive Vice Presidents and Vice Presidents:

Each Executive Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him by the Board of Directors or by the President. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or, in the event there are more than one Vice Presidents, the Vice Presidents in the order designated by the directors or, in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

Section 8 – Secretary:

The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for that purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of law and these Bylaws. He shall be custodian of the records and of the corporate seal. The Secretary shall have authority to affix the corporate seal to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature; and, in general, the Secretary shall perform all duties incident to the office of secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 9 – Treasurer:

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by the Board of Directors. He may endorse for collection on behalf of the Corporation checks, notes and other obligations and may sign receipts and vouchers for payments made to the Corporation. The Treasurer may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board. He shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 10 – Subordinate Officers:

The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Section 11 – Compensation:

The Board of Directors shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 12 – Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

ARTICLE V – SHARES OF STOCK

Section 1 – Certificate of Stock:

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the corporate seal. Any or all of the signatures on the certificate may be a facsimile.

(b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

(d) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2 – Lost or Destroyed Certificates:

The Board of Directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed. On production of such affidavit or evidence of loss, theft, or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost, stolen, or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claim, loss, liability or damage it may suffer on account of the issuance of the new certificate.

Section 3 – Transfers of Shares;

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto.

(b) All certificates for shares changed or returned to the Corporation for transfer shall be marked “cancelled” by the Secretary with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificates may be inserted in the certificate book.

Section 4 – Holder of Record;

The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 5 – Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date which shall not be more than sixty days nor less than ten days before the date of the meeting or consent, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VI – DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such times as the Board of Directors may determine.

ARTICLE VII – BILLS, NOTES, ETC.

All bills payable, notes, checks, drafts, warrants or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time by resolution direct. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, warrant or other negotiable instrument, or endorse the same in the name of the Corporation or contract or cause to be contracted in debt or liability in the name and on behalf of the Corporation except as herein expressly prescribed and provided.

ARTICLE VIII – AMENDMENTS

Section 1 – By Stockholders:

All bylaws of the Corporation shall be subject to alteration or repeal, and new bylaws may be made, by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors, at any annual or special meeting of stockholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein the proposed amendment.

Section 2 – By Directors:

If provided for in the Certificate of Incorporation, the Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, bylaws of the Corporation; provided, however, that the stockholders entitled to vote with respect thereto as provided above in Section 1 of this Article VIII may alter, amend or repeal bylaws made by the Board of Directors; provided further that the Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors, or to change any provisions of the bylaws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the stockholders. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the bylaw so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE IX – INDEMNITY

The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

ARTICLE X – MISCELLANEOUS

Section 1 – Fiscal Year:

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

Section 2 – Corporate Seal:

The corporate seal shall, subject to alteration by the Board of the Corporation, the year of incorporation and the word “Delaware” cut or engraved thereon. The seal may be used by causing it or a facsimile thereof to be impressed, reproduced, or otherwise affixed.

Section 3 – Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other Corporation, any right or power of the Corporation as such stockholder (including the attendance, acting and voting at stockholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

Section 4 – Notice Deemed Delivered:

Any notice required to be given pursuant to these Bylaws or otherwise, if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, and addressed in the manner set forth in the notice provisions contained herein.

Section 5 – Effect of Stockholders’ Agreement:

To the extent permitted by law, in the event that these Bylaws are inconsistent with provisions of an agreement among all or a portion of the stockholders and the Corporation, the provisions of such agreement shall govern to the extent of any inconsistency and the inconsistent provisions of these Bylaws shall be deemed to be replaced thereby,

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